RESOLUTION

of the

BOARD OF DIRECTORS

Written Consent:   August 2, 2013

Sun Life Insurance and Annuity Company of New York
(the “Company”)

Authorization for Powers of Attorney:

RESOLVED, that for the purposes of facilitating the execution and filing of any registration statements of the Company or its separate account and any amendments thereto in compliance with Rule 483 under the Securities Act of 1933, the President, the Senior Vice President, Finance, and the Vice President and Controller (collectively, the “Officers”) are each hereby authorized to designate as their attorneys and agents the Vice President and General Counsel of the Company, and/or such other attorneys or other agents of the Company as the Vice President and General Counsel may designate, and each such Officer is further authorized to execute and deliver to the designated individuals a written power of attorney authorizing such individuals to execute, deliver, and file in such Officer's name, on behalf of the Company or its separate account, any such registration statement or amendment thereto.